UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2016

CEL-SCI CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd. #802
Vienna, VA 22182
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:    (703) 506-9460

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Item 1.01                       Entry Into a Material Definitive Agreement.

On August 22, 2016, CEL-SCI Corporation (“CEL-SCI”) entered into a securities purchase agreement with institutional investors whereby it sold 10,000,000 shares of its common stock for aggregate gross proceeds of $5,000,000 or $0.50 per share, in a registered direct offering. The investors in this offering also received Series AA warrants which entitle the investors to purchase up to 5,000,000 shares of CEL-SCI's common stock. The Series AA warrants may be exercised at any time on or after February 22, 2017 and on or before February 22, 2022 at a price of $0.55 per share. The closing of the offering is expected to take place on or about August 26, 2016, subject to the satisfaction of customary closing conditions.

Rodman & Renshaw, a unit of H.C. Wainwright & Co. (the “Placement Agent”), acted as the exclusive placement agent in connection with the offering.

The net proceeds to CEL-SCI from the transaction, after deducting the placement agent’s fees and expenses (not including the Agent Warrants, as defined below), CEL-SCI’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants, are expected to be approximately $4.55 million. CEL-SCI intends to use the net proceeds from the offering for its clinical trials and general corporate purposes.  CEL-SCI has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.

The common stock and warrants (including the shares of common stock issuable upon exercise of the warrants) will be offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2015 and subsequently declared effective on October 30, 2015 (File No. 333-205444) (the “Registration Statement”), and the base prospectus dated as of October 30, 2015 contained therein. The Company has filed a prospectus supplement with the SEC in connection with the sale of the common stock and warrants.

CEL-SCI has agreed to pay the Placement Agent, a cash commission of $350,000. CEL-SCI has also agreed to issue 400,000 Series BB warrants to the Placement Agent (the “Agent Warrants”) as part of their compensation. The Agent Warrants may be exercised at any time on or after February 22, 2017 and on or before August 22, 2021 at a price of $0.55 per share. The Placement Agent also has a nine-month right of first offer period, indemnification and other customary provisions for transactions of this nature. The Agent Warrants have substantially the same terms as the warrants issued to the investors.

On August 23, 2016, the Company issued a press release announcing that it had commenced the offering. A copy of this press release is attached as Exhibit 99.1.

The forms of the Purchase Agreement and the Warrant, as well as the Engagement Letter are filed as Exhibits 1.1, 4(g) and 10(kkk), respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 9.01                       Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit	Description

1.1	Placement Agent Agreement dated August 22, 2016, by and among CEL-SCI Corporation and Rodman & Renshaw.

4 (g)	Form of Warrant (Series AA).

4 (h)	Placement Agent Warrant (Series BB).

5	Opinion of Hart & Hart, LLC.

10(kkk)	Form of Securities Purchase Agreement

23	Consent of Hart & Hart, LLC.

99.1	Press Release dated August 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: August 24, 2016	By:	/s/ Patricia B. Prichep
Patricia B. Prichep
Senior Vice President of Operations